SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2007

QUEST GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-26694 (Commission file number)	87-0534469 (IRS employer identification no.)
967 W. Center, Orem, Utah	84057
(Address of principal executive offices)	(Zip code)

(801) 765-1301

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On or about April 27, 2007, the Company entered into subscription agreements with nine accredited investors who are identified below. Under the terms of the subscription agreements the subscribers purchased 63,000,000 shares of the Company’s common stock for $63,000, or $.001 per share (the “First Funding”). The Company believes that the investors in the First Funding acquired the common stock with personal funds. The issuance of these securities was exempt from registration under Rule 506 of Regulation D and Sections 4(2) and 4(6) of the Securities Act of 1933. The Company did not use an underwriter in connection with these transactions.

Immediately following the first funding, the Company had outstanding 73,259,000 shares of common stock. The names, number of shares purchased, purchase price, and percentage of voting securities held by each of the purchasers is as follows:

	Number of Shares Purchased –Purchase Price	Percentage of Voting Securities Held
Dr. Parkash Gil	20,000,000 - $20,000	27.3%
Noorean Gill	2,000,000 - $2,000	2.7%
Dhillon Gill	2,000,000 - $2,000	2.7%
Roshantha A. Chandraratna	5,000,000 - $5,000	6.8%
Hunter World Markets, Inc.	15,000,000 - $15,000	20.5%
Santa Monica Capital Partners II, LLC	13,750,000 - $13,750	18.8%
Marc Ezralow	3,000,000 - $3,000	4.1%
Harin Padma-Nathan	2,000,000 - $2,000	2.7%
David Ficksman	250,000 - $250	0.3%
Total	63,000,000 - $63,000	85.9%

In connection with the First Funding, the Company appointed Kurt Brendlinger as an additional member of the Board of Directors for a term expiring at the next annual meeting of stockholders. Since July 2004, Mr. Brendlinger has been the Managing Director of Aaron Fleck & Associates, LLC, a registered investment advisor where he is responsible for deal sourcing, capital raising, venture capital and private equity investments and asset management. From January 2002 to June 2004, Mr. Brendlinger was Chief Executive Officer and President of Rainmakers, Inc., an internet marketing services company for the entertainment industry and currently serves as its Chief Executive Officer.

The Company also anticipates raising approximately $20,000,000 from a small group of accredited investors. It is anticipated that these investors will purchase common stock at a price of $.50 per share (the “Second Funding”). With certain exceptions, the shares sold in the Second Funding will (i) have anti-dilution price protection on a weighted average basis for securities issued by the Company for a two-year period after the closing of the Second Funding and (ii) have registration rights. In the event the Second Funding does not close on or before May 31, 2007, then the shares issued in the First Funding may be repurchased by the Company or its nominee for a purchase price of $.00001 per share and the Company will retain the $63,000 purchase price initially paid in the First Funding. In connection with the Second Funding, certain Company shareholders agreed to cancel an aggregate of 7,759,000 shares of common stock in consideration for $750,000. The proposed issuance of securities in the Second Funding will be exempt from registration under Rule 506 of Regulation D and Sections 4(2) and 4(6) of the Securities Act of 1933. The Company has retained Hunter World Markets, Inc. as exclusive placement agent for the Second Funding. The Company has also granted Hunter World Markets, Inc. a right of first refusal for any equity fundings conducted by the Company during the next twelve months. As compensation for their services, Hunter World Markets, Inc. will receive(i) a 10% commission on the total gross proceeds; and (ii) warrants to purchase a number of shares of the Company’s common stock equal to 30% of the shares sold in the Second Funding.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to Item 1.01, which is hereby incorporated by reference.

Item 5.01 Changes in Control of Registrant

Reference is made to Item 1.01, which is hereby incorporated by reference.

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

Reference is made to Item 1.01, which is hereby incorporated by reference.

Item 8.01 Other Events.

On February 26, 2007, the Company’s Board of Directors adopted an amendment to the Company’s Articles of Incorporation to increase the total authorized shares of the Company’s common stock from 50,000,000 shares to 150,000,000 shares, $.001 par value. At the Company’s 2007 annual meeting of stockholders, the Company’s stockholders voted to approve the amendment.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Number	Description
3(i).1	Certificate of Amendment to the Articles of Incorporation
10.1	Form of Subscription Agreement, dated April 27, 2007, by and between the Company and the nine subscribers who acquired 63,000,000 shares of the Company’s common stock on April 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2007	QUEST GROUP INTERNATIONAL, INC. By /s/ Matthew Evans Matthew Evans President

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